Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Greenbrook TMS Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares (Primary Offerings)
Fees to Be Paid	Equity	Preferred Shares
Fees to Be Paid	Other	Warrants
Fees to Be Paid	Other	Subscription Receipts
Fees to Be Paid	Other	Units
Fees to Be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)		$142,516,356.54	0.0000927	$13,211.27
Fees to Be Paid	Equity	Common Shares (Secondary Offerings)	457(o)	2,353,347	$3.18	(2)	$7,483,643.46	0.0000927	$693.73
	Total Offering Amounts						$150,000,000		$13,905
	Total Fees Previously Paid								N/A
	Total Fee Offsets								$12,006.94
	Net Fee Due								$1,898.06

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant in primary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $142,516,356.54. The registrant is subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than US$75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the registrant’s common shares on The Nasdaq Stock Market LLC on March 25, 2022, of $3.36 and $3.00.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Greenbrook TMS Inc.	F-10	333-257872	July 13, 2021		$12,006.94	Unallocated (Universal) Shelf	(1)	(1)	$110,054,449
Fee Offset Sources	Greenbrook TMS Inc.	F-10	333-257872		July 13, 2021						$10,910
Fee Offset Sources	Greenbrook TMS Inc.	F-10	333-255762		May 4, 2021						$1,096.94(2)

(1)

The registrant previously filed a registration statement on Form F-10 (File No. 333-257872), initially filed on July 13, 2021, as amended on July 23, 2021 and declared effective on July 27, 2021 (the “July 2021 Registration Statement”), which registered an indeterminate number of common shares, preferred shares, warrants, subscription receipts and units to be sold by the registrant and common shares to be sold by selling shareholders and had an aggregate initial offering price not to exceed US$150,000,000. The July 2021 Registration Statement was not fully used, resulting in $110,054,449 as the unsold aggregate offering amount. This unused amount represents 73.37% of the $16,365.00 paid on the July 2021 Registration Statement and results in a fee offset of $12,006.94 (which includes $1,096.94 of the $5,455 that had been carried over as previously paid registration fees from the May 2021 Registration Statement, as described in footnote (2) below). As of March 31, 2022, the registrant has terminated all offerings under the July 2021 Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant hereby applies $12,006.94 of those unused registration fees to offset against the amounts due herewith. Accordingly, the registration fee owed in connection with this Registration Statement on Form F-3 is $1,898.06.

(2)

The registrant previously filed a registration statement on Form F-10 (File No. 333-255762), initially filed on May 4, 2021, as amended on May 11, 2021 and withdrawn on June 25, 2021 (the “May 2021 Registration Statement”), which registered an indeterminate number of common shares and had an aggregate initial offering price not to exceed US$50,000,000. In connection with the May 2021 Registration Statement, the registrant paid filing fees of $5,455, all of which were carried over as unused filing fees to the July 2021 Registration Statement as a result of the registrant having withdrawn the May 2021 Registration Statement prior to effectiveness. Of the $5,455 that had been carried over as previously paid registration fees from the May 2021 Registration Statement, $1,096.94 remained as unused filing fees.